EXHIBIT 22.1

                           SUBSIDIARIES OF REGISTRANT


                       PSC GmbH (100% owned by the Company
                          and incorporated in Germany)

                 PSC Bar Code Limited (100% owned by the Company
                     and incorporated in the United Kingdom)

            PSC Foreign Sales Corporation (100% owned by the Company
                          and incorporated in Barbados)

                 PSC Automation, Inc. (100% owned by the Company
                          and incorporated in Florida)

            Instaread Corporation (100% owned by PSC Automation, Inc.
                          and incorporated in Florida)

                  PSC Scanning, Inc. (100% owned by the Company
                          and incorporated in Delaware)

            PSC Asia Pacific Pty. Limited (100% owned by the Company
                         and incorporated in Australia)

                     PSC S.A.R.L. (100% owned by the Company
                           and incorporated in France)

                       PSC SRL. (100% owned by the Company
                           and incorporated in Italy)

                    PSC Japan K.K (100% owned by the Company
                           and incorporated in Japan)

                  PSC Belgium, Inc. (100% owned by the Company
                          and incorporated in Delaware)

               PSC Scandinavia AB (100% owned by PSC Bar Code Ltd.
                           and incorporated in Sweden)

                GAP Technologies, Inc. (100% owned by the Company
                          and incorporated in Delaware)

                    GEO Labs, Inc. (100% owned by the Company
                          and incorporated in Delaware)

                 Percon Incorporated (100% owned by the Company
                         and incorporated in Washington)

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